Exhibit 10.14

Form of Employee and Consultant RSU Award

DIFFERENTIAL BRANDS GROUP, INC.,

2016 STOCK INCENTIVE COMPENSATION PLAN

Notice of Restricted Stock Unit Grant

Participant:	[●]
Company:	Differential Brands Group, Inc.
Notice:

You have been granted the following Restricted Stock Units in accordance with the terms of this notice, the Restricted Stock Unit Award Agreement attached hereto as Attachment A (such notice and agreement, collectively, this “Agreement”) and the Plan identified below.

Type of Award:	Restricted Stock Units (“RSUs”).
Plan:	Differential Brands Group, Inc., 2016 Stock Incentive Compensation Plan.
Grant:	Grant Date: [●]
Total Number of Shares Underlying RSUs: [●]
Period of Restriction:

Subject to the terms of the Plan and this Agreement, the Period of Restriction applicable to the Total Number of Shares Underlying RSUs shall commence on the Grant Date and shall lapse on the dates set forth below (each, a “Vesting Date”) as to that portion of the Total Number of Shares Underlying RSUs set forth below opposite each such date.

Vesting Date	Portion

Acknowledgement and Agreement:	The undersigned Participant acknowledges receipt of, and understands and agrees to, the terms and conditions of this Agreement and the Plan.

DIFFERENTIAL BRANDS GROUP, INC.		PARTICIPANT

By:
Name:
Title:

Date:		Date:

Attachment A

DIFFERENTIAL BRANDS GROUP, INC.

Form of Employee and Consultant Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), dated as of the Grant Date set forth in the Notice of Restricted Stock Unit Grant to which this RSU Award Agreement is attached (the “Grant Notice”), is made between Differential Brands Group, Inc. and the Participant set forth in the Grant Notice.  The Grant Notice is included in and made part of this RSU Award Agreement.

1. Definitions. Capitalized terms used but not defined herein have the meaning set forth in the Plan.

2. Grant of Restricted Stock Units.  Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the number of RSUs set forth in the Grant Notice.

3. Period of Restriction / Termination.  The Period of Restriction with respect to the RSUs shall commence and lapse as set forth in the Grant Notice. Subject to the terms of the Plan and the remaining provisions of this Section 3, all RSUs which have not been settled in accordance with Section 4 of this Agreement prior to the date of the Participant’s termination of employment or service shall automatically terminate upon such termination.  Notwithstanding the foregoing:

(a)

Termination due to Death or Disability.  Upon termination of the Participant due to death or Disability (as defined in the Plan), then the Period of Restriction shall immediately lapse as to the portion of RSUs scheduled to vest in the year in which such termination occurs and such units will be settled in accordance with Section 4 of this Agreement following such termination due to Disability or within 30 days following such termination due to death by payment to Participant’s estate.

(b)

[Termination without Cause or for Good Reason. Upon termination of the Participant by the Company without Cause or by the Participant for Good Reason (as “Cause” and “Good Reason” are defined in Participant’s employment agreement or, if no such employment agreement is in effect, as such terms are defined under the Plan), [XX]% of any unvested portion of the award will accelerate and become fully vested on the date of such termination of employment and the award will be settled in accordance with Section 4 of this Agreement.]

(c)

Other Terminations.  Upon termination of the Participant due to any reason other than death or Disability, then all RSUs for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.

4. Settlement of Restricted Stock Units.   As soon as reasonably practicable following each Vesting Date, but in no event later than 60 days following such Vesting Date, the Company shall cause to be delivered to the Participant, in full settlement and satisfaction of the RSUs as to which such portion of the Period of Restriction has so lapsed:  (a) the full number of Shares underlying such RSUs, (b) a cash payment in an amount equal to the Fair Market Value of such Shares on the date of such lapse or (c) a combination of such Shares and cash payment, as the Committee, in its sole discretion, shall determine, subject to satisfaction of applicable tax withholding obligations with respect thereto in accordance with Section 6 of this Agreement. Notwithstanding the foregoing provisions to the contrary, if at the time of the Participant’s separation from service within the meaning of Section 409A of the Code, any payment hereunder that constitutes a “deferral of compensation” under Section 409A of the Code and that would otherwise become due on account of such separation from service shall be delayed, and the payment shall be made in full upon the earlier to occur of (a) a date during the thirty-day period commencing the six months and one day following such separation from service and (b) the date of the Participant’s death.

5. Change in Control. In the event of a Change in Control, all of the Participant’s RSUs that have not been forfeited prior to such Change in Control will be [fully (100%) vested] [subject to the Change in Control provisions set forth in Section 15 of the Plan].

6. Taxes.  Upon settlement of the RSUs, or as of any other date on which the value of any RSUs otherwise becomes includible in the Participant’s gross income for tax purposes, any taxes of any kind required by law to be withheld with respect to such RSUs shall be satisfied by the Company withholding Shares otherwise deliverable or payable to the Participant pursuant to this Agreement (provided,  however, that the amount of any shares so withheld shall not exceed the amount necessary to satisfy required Federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates for Federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income), pursuant to any procedures, and subject to any limitations as the Committee may prescribe and subject to applicable law, based on the Fair Market Value of the Shares on the payment date.  The Company or an Affiliate may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax withholding requirements in accordance with Section 17 of the Plan.  Regardless of any action the Company or any Affiliate takes with respect to any or all tax withholding obligations, the Participant acknowledges that the ultimate liability for all such taxes is and remains the Participant’s responsibility (or that of the Participant’s beneficiary).

7. No Rights as a Shareholder Prior to Issuance of Shares.  Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the RSUs, nor have any rights to dividends or other rights as a shareholder with respect to any such shares, until and after such shares, if any, have been actually issued to the Participant and transferred on the books and records of the Company or its agent in accordance with the terms of the Plan and this Agreement.

8. Transferability.  The RSUs shall not be transferable otherwise than by will or the laws of descent and distribution; provided,  however, that the Committee may, in its discretion, permit the RSUs to be transferred subject to such conditions and limitations as the Committee may impose.

9. No Right to Continued Employment or Engagement.  Neither the RSUs nor any terms contained in this Agreement shall confer upon the Participant any rights or claims except in accordance with the express provisions of the Plan and this Agreement, and shall not give the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, or in any particular position or at any particular rate of compensation, nor restrict in any way the right of the Company or any Affiliate, which right is hereby expressly reserved, to modify or terminate the Participant’s employment or service at any time for any reason.  The Participant acknowledges and agrees that any right to lapse of the Period of Restriction is earned only by continuing as an employee, consultant or non-employee director of the Company or an Affiliate at the will of the Company or such Affiliate and satisfaction of other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired or being granted the RSUs hereunder.

10. The Plan.  By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.  This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at the address set forth in Section 12 hereof.

11. Compliance with Laws and Regulations.

(a)      The RSUs and the obligation of the Company to deliver any Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable.  Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)      It is intended that any Shares hereunder shall have been registered under the Securities Act.  If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell such Shares received except in compliance with Rule 144.  Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

(c)       If at any time the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is acquiring the Shares under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

12. Notices.  All notices by the Participant or the Participant’s successors or permitted assigns shall be addressed to Differential Brands Group, Inc., 1231 South Gerhart Avenue, Commerce, California 90022, Attention:  Lori Nembirkow, Senior Vice President, Legal & General Counsel, or such other address as the Company may from time to time specify.  All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

13. Other Plans.  The Participant acknowledges that any income derived from the RSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

14. Forfeiture / Clawback.  Notwithstanding any other provision of this Agreement to the contrary, any RSU granted, Shares issued and/or amount paid hereunder, and/or any amount received with respect to any sale of any such Shares, may be subject to potential cancellation, recoupment, rescission, payback or other action by the Company or its Affiliates in accordance with the Company’s clawback policies as implemented from time to time.

15. Entire Agreement and Amendments. This Agreement and the Plan contain the entire agreement of the parties relating to the matters contained herein and supersede all prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof. This Agreement may be amended in accordance with Section 16 of the Plan.

16. Electronic Delivery and Signatures. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs, this Agreement or to participation in the Plan or to future grants that may be made under the Plan by electronic means or to request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. If the Company establishes procedures of an electronic signature system for delivery and acceptance of Plan documents (including this Agreement or any Award Agreement like this

Agreement), the Participant hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

17. Section 409A. This Agreement and delivery of Shares under this Agreement are intended to be exempt from or to comply with Section 409A of the Code and shall be administered and construed in accordance with such intent. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a termination of employment hereunder shall mean and be interpreted consistent with a “separation from service” within the meaning of Code Section 409A with respect to any payment hereunder that constitute a “deferral of compensation” under Code Section 409A that becomes due on account of such separation from service.